STATE OF NEW YORK     )
                      : ss:
DEPARTMENT OF STATE   )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

           Witness my hand and seal of the Department of State on June 8, 2000.

    [Seal of State of New York
      Department of State]
                                                /s/ J. Clarke
                                           ----------------------------------
                                           Special Deputy Secretary of State

DOS-1266 (5/96)

                                                                   F910530000018


                          CERTIFICATE OF INCORPORATION

                           APR PLASTIC PROCESSING INC.


Under Section 402 of the Business Corporation Law.

           The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

           FIRST: The name of the corporation is APR PLASTIC PROCESSING
INC.

           SECOND: The purpose for which the corporation is formed are:

           To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

           To engage in the business of recycling of plastic, garbage, rubbish, debris, trash, waste, rags cloth, paper, old household goods, soil, bricks, stone and any other refuse into usable merchandise of every kind and description; and also to sell or dispose of said recycled goods to any person desiring to purchase the same; to process the same, and to maintain, acquire, buy, sell, let or otherwise deal in and with installations or facilities for the processing of recycled goods, and the sale and disposal of the products of such processing. To own, lease, buy, sell, operate, and maintain a fleet of motor trucks and other modes of conveyances to carry out the purposes of this corporation.

           To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

           To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign; or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stock, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

           To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real or personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

           The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.

           THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

           FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

           FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

                               Nine Suncrest Drive
                               Dix Hills, New York 11746

           SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

           IN WITNESS WHEREOF, this certificate has been subscribed to this 14th day of May, 1991 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                                             /s/ Gerald Weinberg
                                                             GERALD WEINBERG
                                                                90 State Street
                                                               Albany, New York

                                                                   F910530000018

FILED May 30 2:24pm '91

[BILLED]



                          CERTIFICATE OF INCORPORATION

                                       OF

                           APR PLASTIC PROCESSING INC.



                                                    STATE OF NEW YORK
                                                    DEPARTMENT OF STATE
                                                    FILED: May 30, 1991
                                                    TAX $10.00
                                                    BY: /s/ signature illegible


Filed by:                      Glen G. Gelband, Esq.
                               19 Neville Drive
                               Lyncroft, New Jersey 07738




RECEIVED
May 29 10:00am '91                                     910530000021

STATE OF NEW YORK    )
                     : ss:
DEPARTMENT OF STATE  )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

           Witness my hand and seal of the Department of State on June 8, 2000.

 [Seal of State of New York
 Department of State]
                                        /s/ J. Clarke
                                        ---------------------------------
                                        Special Deputy Secretary of State


DOS-1266 (5/96)

                                                                   F921026000109


                         Certificate of Amendment of the
                         Certificate of Incorporation of
                           APR PLASTIC PROCESSING INC.

           under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

           (1) The name of the corporation is

                           APR PLASTIC PROCESSING INC.

           (2) The certificate of incorporation was filed by the department of state on the 30th day of May, 1991.

           (3) The certificate of incorporation of this corporation is hereby amended to effect the following change:

           To increase the capitalization from 200 shares without par value to 10,000 shares without par value.

           Paragraph FOURTH of the Certificate of Incorporation of APR Plastic Processing Inc., is amended to read as follows:

           FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Ten Thousand (10,000), all of which shall be without par value.

           (4) The amendment to the certificate of incorporation was authorized:

           first, by unanimous written consent of all the directors;

           and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon;

           and then at a meeting of shareholders by vote of APR PLASTIC PROCESSING INC. of all the outstanding shares entitled to vote thereon as required by the certificate of incorporation.

           IN WITNESS WHEREOF, this certificate has been subscribed this 9th day of October, 1992, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


                            Capacity in which signed

Anthony Conte                       President           /s/ Anthony Conte
                                                        ----------------------

                                                                   F921026000109

                            Capacity in which signed

Enrico Gallo                        Secretary          /s/ Enrico Gallo
                                                       -----------------------

Pasquale Carbone                    Treasurer         /s/ Pasquale Carbone
                                                      ------------------------

--------------------------------------------------------------------------------
         Certificate of Amendment of the Certificate of Incorporation of
                          APR PLASTIC PROCESSING INC.
                under Section 805 of the Business Corporation Law
--------------------------------------------------------------------------------

                                                   Filed by: Glenn Gelband, Esq.
                                                               7321 Fifth Avenue
                                                              Brooklyn, NY 11209
                                                                  (718) 238-5464


                                                STATE OF NEW YORK
                                                DEPARTMENT OF STATE
                                                FILED: October 26, 1992
                                                TAX $490.00
                                                   --------------------
                                                BY: JJW
                                                   --------------------
                                                    SUFFOLK

                                                                    921026000117

RECEIVED                                RECEIVED
OCT 22 10:16AM '92                      OCT 19 10:35AM '92

BILLED

STATE OF NEW YORK    )
                     : ss:
DEPARTMENT OF STATE  )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

           Witness my hand and seal of the Department of State on June 8, 2000.

[Seal of State of New York
   Department of State]
                                                /s/ J. Clarke
                                              ---------------------------------
                                              Special Deputy Secretary of State


DOS-1266 (5/96)

                                                                   F930720000480

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           APR PLASTIC PROCESSING INC.

                            Under Section 805 of the
                            Business Corporation Law

           Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the Officers of the Corporation, hereby certify:

           FIRST: That the name of the Corporation is APR Plastic Processing
Inc.

           SECOND: That the Certificate of Incorporation was filed with the Secretary of State of New York on May 30, 1991.

           THIRD: That the Corporation hereby changes its name, and to that end amends Article FIRST to read as follows:

                     FIRST: The name of corporation is Pure Tech APR, Inc.

           FOURTH: That the Corporation hereby changes the purpose for which the Corporation was formed, and to that end amends Article SECOND to read as follows:

                     SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York, provided that it is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such approval or consent first being obtained. For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

           FIFTH: That the Corporation hereby changes the number of shares it is authorized to issue by eliminating 9.800 unissued shares at no par value, and to that end amends Article FOURTH to read as follows:

                     THIRD: The number of shares which the Corporation shall have authority to issues is 200 shares at no par value.

           SIXTH: That the Corporation hereby changes its mailing address to which a copy of any process served on the Secretary of State as agent of the Corporation shall be sent and to that end amends the last sentence of Article FIFTH to read as follows:

                     The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him shall be: 91 E. Carmans Road, E. Farmingdale, NY 11735.

           SEVENTH: That the Corporation hereby wishes to provide for the indemnification of certain persons, and to that end adds an Article to read as follows:

                     SEVENTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

           EIGHTH: The Amendments to the Certificate of Incorporation were authorized by vote or written consent of the Board of Directors, followed by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon.

           IN WITNESS THEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 20th day of July, 1993.

                                          APR Plastic Processing Inc.

                                          By:  /s/ David Katz
                                             ---------------------------
                                              David Katz, President

                                          By: /s/ Paul Litwinczuk
                                             ---------------------------
                                              Paul Litwinczuk, Secretary

                                                                   F930720000480


                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATION OF INCORPORATION

                                       OF

                           APR PLASTIC PROCESSING INC.

                Under Section 805 of the Business Corporation Law

                                                               State of New York
                                                             Department of State
                                                                   July 20, 1993

                                                                [illegible]



                                    Filed by:

                             Louis A. Brillman, Esq.
                         Law Offices of Oscar D. Folger
                                521 Fifth Avenue
                            New York, New York 10175

FILED
Jul 20 3:56pm '93

BILLED


                                                                    930720000530

STATE OF NEW YORK     )
                      : ss:
DEPARTMENT OF STATE   )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

           Witness my hand and seal of the Department of State on June 8, 2000.

[Seal of State of New York
Department of State]
                                               /s/ J. Clarke
                                          ---------------------------------
                                          Special Deputy Secretary of State



DOS-1266 (5/96)

                                                                   F930720000477


                              CERTIFICATE OF MERGER

                                       OF

                               PURE TECH SUB CORP.

                                      INTO

                           APR PLASTIC PROCESSING INC.

                Under Section 805 of he Business Corporation Law

                                                               State of New York
                                                             Department of State
                                                                   July 20, 1993
                                                                 (ILLEGIBLE)




                                    Filed by:

                             Louis A. Brillman, Esq.
                         Law Offices of Oscar D. Folger
                                521 Fifth Avenue
                            New York, New York 10175




RECEVIED
JUL 20 3:56PM '93

                                                                    930720000526

                                                                   F930720000477


                              CERTIFICATE OF MERGER

                               PURE TECH SUB CORP.

                                      INTO

                           APR PLASTIC PROCESSING INC

                            Under Section 904 of the
                            Business Corporation Law.


           The undersigned corporations respectively set forth as follows:

           FIRST: The name of each constituent corporation is as follows:

                      Pure Tech Sub Corp.
                      APR Plastic Processing Inc.

           SECOND: The name of the surviving corporation is APR Plastic Processing Inc., a New York corporation.

           THIRD: The designation, number and voting rights of the outstanding shares of each class and series of the constituent corporations are as follows:

Pure Tech Sub Corp.

Class                    Number Outstanding        Entitled to Vote as a Class
-----                    ------------------        ---------------------------

Common                   100                       100

APR Plastic Processing Inc.

Class                    Number Outstanding        Entitled to Vote as a Class
-----                    ------------------        ---------------------------

Common                   7,537                     7,537

           FOURTH: The date when the Certificate of Incorporation of Pure Tech Sub Corp. was filed by the Department of State is June 23, 1993. The date when the Certificate of Incorporation of APR Plastic Processing Inc. was filed by the Department of State is May 30, 1991.


           FIFTH: This merger was authorized by an affirmative vote of the holders of not less than two-thirds (2/3) of all the outstanding shares of each corporation entitled to vote thereon at meetings of their respective shareholders.

           IN WITNESS WHEREOF, the undersigned affirm that the statements made herein are true under the penalties of perjury, this 19th day of July, 1993.


                                          APR Plastic Processing Inc.


                                          By: /s/ Anthony Conte
                                             ----------------------------------
                                                Anthony Conte, President

                                          By: /s/ Enrico Gallo
                                             ----------------------------------
                                                Enrico Gallo, Secretary


                                          Pure Tech Sub Corp.


                                          By: /s/ David Katz
                                             ----------------------------------
                                                David Katz, President

                                          By: /s/ Paul Litwinczuk
                                             ----------------------------------
                                                Paul Litwinczuk, Secretary


                                       2